UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2010

EMPLOYERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)
_____________________

NEVADA (State or Other Jurisdiction of Incorporation)	001-33245 (Commission File Number)	04-3850065 (I.R.S. Employer Identification No.)
10375 Professional Circle Reno, Nevada (Address of Principal Executive Offices)		89521 (Zip Code)
Registrant's telephone number including area code: (888) 682-6671
No change since last report (Former Name or Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2010, at the 2010 Annual Meeting of Stockholders (the "2010 Annual Meeting") of Employers Holdings, Inc. (the "Company"), the Company's stockholders approved amendments to the Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan (as amended, the "Plan"). A description of the amendments to the Plan is contained in the Company's Proxy Statement filed with the Securities and Exchange Commission on April 14, 2010, and a copy of the Plan is attached as Exhibit 10.1 hereto. The Plan and the description thereof are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting was held on May 27, 2010. The matters that were voted upon at such meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, where applicable, are set forth below.

1.	Election of three directors to serve until the 2013 Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Rose E. McKinney-James	24,822,968	245,892	4,126,534
John P. Sande, III	24,688,168	380,692	4,126,534
Martin J. Welch	24,255,396	813,464	4,126,534

2.	Approval of amendments to the Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,370,182	4,571,599	127,079	4,126,534

3.	Ratification of the appointment of Ernst &Young LLP as the Company's independent accounting firm for the fiscal year ending December 31, 2010:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,059,963	50,640	84,791	0

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

10.1           Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief
Legal Officer and General Counsel

Dated:  May 28, 2010

Exhibit Index

Exhibit No.	Exhibit
10.1	Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan.